Exhibit 99.1

FOR IMMEDIATE RELEASE

CEMPRA ANNOUNCES PRELIMINARY RESULTS OF 2017 STOCKHOLDER VOTE

CHAPEL HILL, N.C. – November 3, 2017 –Cempra, Inc. (Nasdaq: CEMP), a clinical-stage pharmaceutical company focused on developing differentiated anti-infectives for acute care and community settings to meet critical medical needs in the treatment of infectious diseases, today announced the preliminary results of its stockholder vote at the company’s 2017 annual meeting of stockholders held today. Among other proposals, Cempra stockholders approved the issuance of Cempra common stock pursuant to the previously announced agreement and plan of merger and reorganization dated as of August 8, 2017, as amended on September 6, 2017 and October 24, 2017 (the merger agreement), pursuant to which Melinta will merge with a subsidiary of Cempra (the merger) as described in the definitive proxy statement filed by Cempra on October 5, 2017 and supplemented as of October 24, 2017 and October 27, 2017 (the definitive proxy statement). As a result of the stockholder vote, the parties will proceed with the closing of the merger as soon as practicable.

The following merger-related proposals were approved:

•	A proposal to approve the issuance of Cempra common stock pursuant to merger agreement

•	A proposal to change the name of Cempra to “Melinta Therapeutics, Inc.”

•	A proposal to approve amendments to Cempra’s certificate of incorporation to effect a reverse stock split

•	The adjournment of the annual meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the annual meeting to approve and adopt the Merger Agreement

•	Stockholders also approved on a non-binding advisory basis Cempra’s 2016 executive compensation (say on pay)

•	Stockholders elected each of the three Class III directors standing for re-election (note, however, that if the merger is consummated, the board of directors will be reconstituted in accordance with the terms of the merger agreement and as described in the definitive proxy statement)

•	Stockholders also approved the appointment of PricewaterhouseCoopers LLP to serve as the company’s independent registered public accounting firm for the fiscal year ending December 31, 2017

Two proposals were not approved:

•	A proposal to increase the number of authorized shares of Cempra common stock from 80,000,000 to 250,000,000; and

•	A proposal to elect for Cempra not to be governed by or subject to Section 203 of the Delaware General Corporation Law (DGCL)

Final vote results will be reported in a Form 8-K.

Pursuant to the terms of the merger agreement, the proposal to increase the number of authorized shares of Cempra common stock is a condition to the closing of the merger. However, Cempra and Melinta have agreed that they will mutually waive this condition and proceed with the closing of the merger.

About Cempra, Inc.

Cempra, Inc. is a clinical-stage pharmaceutical company focused on developing differentiated anti-infectives for acute care and community settings to meet critical medical needs in the treatment of infectious diseases. Cempra’s two lead product candidates are currently in advanced clinical development. Solithromycin has been evaluated in two Phase 3 clinical trials for community-acquired bacterial pneumonia (CABP). Cempra is currently seeking approval for CABP for both intravenous and oral capsule formulations from the U.S. Food and Drug Administration. Solithromycin is licensed to strategic commercial partner Toyama Chemical Co., Ltd., a subsidiary of FUJIFILM Holdings Corporation, for certain exclusive rights in Japan. Cempra is contracted with BARDA for the development of solithromycin for pediatric use and has commenced enrollment in a global Phase 2/3 trial to evaluate the safety and efficacy of solithromycin versus standard of care antibiotics in children and adolescents from two months to 17 years of age. Solithromycin is also in development for uncomplicated urogenital urethritis caused by Neisseria gonorrhoeae or chlamydia. Fusidic acid is Cempra’s second product candidate, which has completed a Phase 3 trial comparing fusidic acid to linezolid in patients with ABSSSI. Cempra also has an ongoing exploratory study of fusidic acid for chronic oral treatment of refractory infections in bones and joints. Both products seek to address the need for new treatments targeting drug-resistant bacterial infections in the hospital and in the community. Cempra is also studying solithromycin for ophthalmic conditions and has synthesized novel macrolides for non-antibiotic uses such as the treatment of chronic inflammatory diseases, endocrine diseases and gastric motility disorders. Cempra was founded in 2006 and is headquartered in Chapel Hill, N.C. For additional information about Cempra please visit www.cempra.com.

Cautionary Note Regarding Forward-Looking Statements

Certain statements in this communication regarding the proposed merger and other contemplated transactions (including statements relating to satisfaction of the conditions to and consummation of the proposed merger) constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act and are usually identified by the use of words such as “anticipates,” “believes,” “estimates,” “expects,” “intends,” “may,” “plans,” “projects,” “seeks,” “should,” “will,” and variations of such words or similar expressions. We intend these forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act and Section 21E of the Securities Exchange Act and are making this statement for purposes of complying with those safe harbor provisions. These forward-looking statements reflect our current views about our plans, intentions, expectations, strategies and prospects, which are based on the information currently available to us and on assumptions we have made. Although we believe that our plans, intentions, expectations, strategies and prospects as reflected in or suggested by those forward-looking statements are reasonable, we can give no assurance that the plans, intentions, expectations or strategies will be attained or achieved. Furthermore, actual results may differ materially from those described in the forward-looking statements and will be affected by a variety of risks and factors that are beyond our control.

Risks and uncertainties for Cempra and Melinta and of the combined company include, but are not limited to: inability to complete the proposed merger and other contemplated transactions; liquidity and trading market for shares prior to and following the consummation of the proposed merger; costs and potential litigation associated with the proposed merger; failure or delay in obtaining required approvals by the SEC or any other governmental or quasi-governmental entity necessary to consummate the proposed merger, which may also result in unexpected additional transaction expenses and operating cash expenditures on the parties; failure to obtain the necessary stockholder approvals or to satisfy other conditions to the closing of the proposed merger and the other contemplated transactions; a superior proposal being submitted to either party; failure to issue Cempra common stock in the proposed merger and other contemplated transactions exempt from registration or qualification requirements under applicable state securities laws; risks related to the costs, timing and regulatory review of the combined company’s studies and clinical trials, including its ability to address the issues identified by the FDA in the complete response letter relating to Cempra’s new drug applications for solithromycin for community acquired bacterial pneumonia; uncertainties in obtaining successful clinical results for product candidates and unexpected costs that may result therefrom; inability or the delay in obtaining required regulatory approvals for product candidates, which may result in unexpected cost expenditures; failure to realize any value of certain product candidates developed and being developed, in light of inherent risks and difficulties involved in successfully bringing product candidates to market; inability to develop new product candidates and support existing products; inability to commercialize and launch any product candidate that receives regulatory approval, including Baxdela; the combined company’s anticipated capital expenditures, its estimates regarding its capital requirements and its need for future capital; uncertainties of cash flows and inability to meet working capital needs; cost reductions that may not result in anticipated level of cost savings or cost reductions prior to or after the consummation of the proposed merger; the approval by the FDA and EMA and any other similar foreign regulatory authorities of other competing or superior products brought to market; risks resulting from unforeseen side effects; risk that the market for the combined company’s products may not be as large as expected; inability to obtain, maintain and enforce patents and other intellectual property rights or the unexpected costs associated with such enforcement or litigation; inability to obtain and maintain commercial manufacturing arrangements with third party manufacturers or establish commercial scale manufacturing capabilities; loss of or diminished demand from one or more key customers or distributors; unexpected cost increases and pricing pressures; the possibility of economic recession and its negative impact on customers, vendors or suppliers; and risks associated with the possible failure to realize certain benefits of the proposed merger, including future financial, tax, accounting treatment, and operating results. Many of these factors that will determine actual results are beyond Cempra’s, Melinta’s, or the combined company’s ability to control or predict.

Other risks and uncertainties are more fully described in our Annual Report on Form 10-K for the year ended December 31, 2016, as amended by Form 10-K/A filed with the SEC on April 13, 2017, and in other filings that Cempra makes and will make with the SEC in connection with the proposed transactions, including the proxy statement described below under “Important Information and Where to Find It.” Existing and prospective investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The statements made in this communication speak only as of the date stated herein, and subsequent events and developments may cause our expectations and beliefs to change. While we may elect to update these forward-looking statements publicly at some point in the future, we specifically disclaim any obligation to do so, whether as a result of new information, future events or otherwise, except as required by law. These forward-looking statements should not be relied upon as representing our views as of any date after the date stated herein.

Important Information and Where to Find It

You can find information about Cempra’s directors and executive officers in Cempra’s Annual Report on Form 10-K for the year ended December 31, 2016 filed with the SEC on February 28, 2017, as amended by Form 10-K/A filed with the SEC on April 13, 2017, and in the definitive proxy statement filed with the SEC on October 5, 2017 and supplemented as of October 24, 2017 and October 27, 2017 in connection with the proposed merger.

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval. Stockholders may obtain, free of charge, copies of the proxy statement and any other documents filed by Cempra with the SEC in connection with the proposed transactions at the SEC’s website (http://www.sec.gov), at Cempra’s website (http://investor.cempra.com/), or by writing to the Secretary, Cempra, Inc. at 6320 Quadrangle Drive, Suite 360, Chapel Hill, North Carolina 27517.

Company Contact:

John Bluth

Cempra, Inc.

+1 984 209 4534

jbluth@cempra.com

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